Exhibit 99.B(10)

Ernst & Young LLP	Tel: +1 213 977 3200
Suite 500	Fax: +1 213 977 3729
725 South Figueroa Street	ey.com
Los Angeles, CA 90017-5418

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm, under the captions “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in Post-Effective Amendment No. 44 under the Securities Act of 1933 and Amendment No. 45 under the Investment Company Act of 1940 in the Registration Statement (Form N-1A No. 33-50208 and 811-7062) and related Prospectus and Statement of Additional Information of Pacific Global Fund Inc. d/b/a Pacific Advisors Fund Inc. (the Company) and to the incorporation by reference therein of our report dated February 28, 2014, with respect to the financial statements included in its Annual Report for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

May 1, 2014

A member firm of Ernst & Young Global Limited